Exhibit 99.1

AtlasClear Holdings Announces Fourth Quarter and Full Year Fiscal 2025 Financial Results and Corporate Update

- Earnings call scheduled for Tuesday, September 30, 2025, at 8:30 a.m. ET

- Over $43 million in debt converted, reducing De-SPAC liabilities by more than 80%

- Stockholders’ Equity is up over $43 million from Year End 2024

- Third correspondent clearing customer signed to onboard

- Extended contract to acquire Commercial Bancorp of Wyoming

- Leadership team strengthened with additions of CFO/GC Sandip Patel and Independent Director Steven Carlson

TAMPA, Fla., September 29, 2025 — AtlasClear Holdings, Inc. (NYSE American: ATCH) (“AtlasClear Holdings” or the “Company”) announced today its financial results for the fourth quarter and full fiscal year ended June 30, 2025. The Company will host its earnings call on Tuesday, September 30, 2025, at 8:30 a.m. Eastern Time.

“We are excited to report good news in our 10-K and cover highlights from our performance tomorrow in our earnings call. To date, more than $43 million of the Company’s debt has been converted into shares, our third correspondent clearing customer has signed to onboard, we have extended our contract to acquire the bank, and our management team is secure and aligned,” stated John Schaible, Executive Chairman of AtlasClear Holdings. “We are better capitalized, and the strong performance of the Company is attracting more strategic options for additional capital.”

“We are growing,” said Mr. Craig Ridenhour, President of AtlasClear Holdings. “Adding correspondent customers is the path to scale for us, but other lines of business that were latent in the company prior to our acquisition are blossoming. Our underwriting business is performing, and the stock loan business began to accelerate this April when we added new management for that line of business. Month to date in September, net stock loan revenue is over $400k, which represents a 42.3% increase over August. We have numerous plans for expansion in fiscal 2026, which include additional technology deployment with our fintech partner LocBox.”

“As an active Board Member since inception, I was involved in helping Management navigate the post De-SPAC obstacles. With over 83% of the liabilities that were accrued through De-SPAC extinguished, the Company is now in a strong position to increase shareholder value,“ commented Chief Financial Officer and General Counsel, Sandip Patel. “I invested more in the most recent note secured by the Company and joined as a full time executive because I see the growth and incredible opportunity in front of us.”

“In addition to the artful performance of Management, I rejoined the Board because of the quality of the Board Members,” said Steven Carlson, Director. “This is an invested, deeply experienced group of subject matter experts that are focused on value creation.”

Recent Accomplishments

•	Closed a $5 million financing in September 2025, including $2 million from Board members or affiliates, highlighting strong leadership alignment with shareholders.
•	Filed the fiscal year 2025 Form 10-K on September 29, reinforcing the Company’s commitment to timely reporting and operational transparency.
•	Engaged PCG Advisory to lead investor relations and communications, expanding visibility across institutional and retail markets.
•	Appointed Steven Carlson as an Independent Director, enhancing governance, compliance, and Board expertise.
•	Signed a third correspondent clearing client, a relationship expected to contribute materially to 2026 performance.

Corporate Highlights:

•	Delivered consistent profitability at the Wilson-Davis subsidiary, supported by strength in commissions, clearing, stock loan, and margin lending.
•	Launched OLA digital account opening; additional LocBox technology rollouts planned for 2026, including a fintech platform.
•	Enhanced strategic positioning through Wilson-Davis licenses, the pending Commercial Bancorp acquisition, and an expanded technology stack.
•	Reduced De-SPAC obligations by more than $43 million, strengthening the balance sheet and lowering interest costs.
•	Ended fiscal 2025 with $11.2 million in net capital at Wilson-Davis, well above regulatory requirements.

Financial Highlights:

•	Reduced De-SPAC related debt and penalties from $52.6 million as of June 30, 2024, to approximately $8.9 million as of September 29, 2025, reflecting an 83% reduction and extinguishment of more than $43 million in liabilities.
•	The Company secured $5,000,000 in new notes, resulting in current total debt of approximately $14.9 million
•	Increased stockholders’ equity at June 30, 2025, compared to year-end 2024 by over $43 million] (unaudited).
•	Reported net capital at Wilson-Davis of $11.4 million as of August 2025.
•	Delivered continued growth in net stock loan revenue, totaling $258k in July, $281k in August, and $400k month-to-date in September 2025.

Conference Call Details

Date: Tuesday, September 30, 2025
Time: 8:30 a.m. Eastern Time
Participant Dial-In: 1-877-407-0752 (U.S. Toll-Free) or 1-201-389-0912 (International)
Call me™ Link: Click here for instant access
Webcast Access: https://viavid.webcasts.com/starthere.jsp?ei=1737391&tp_key=454d118ff3

A replay will be available approximately three hours after the call and remain accessible through Tuesday, October 14, 2025, at 11:59 p.m. ET.
Replay Dial-In: 1-844-512-2921 (U.S. Toll-Free) or 1-412-317-6671 (International)
Access ID: 13756265

For additional details regarding AtlasClear Holding’s financial results and risk factors, please refer to the Company’s Annual Report on Form 10-K filed with the SEC on September 29, 2025.

About AtlasClear Holdings, Inc.

AtlasClear Holdings, Inc. is building a cutting-edge, technology-enabled financial services platform to modernize trading, clearing, settlement, and banking for innovative financial products, with a focus on serving small- and middle-market financial institutions. Through its subsidiary, the Company combines industry expertise with longstanding infrastructure: Wilson-Davis & Co., Inc., a full-service correspondent securities broker-dealer registered with the SEC and FINRA and a member of DTCC and NSCC, which has been serving the investment community since 1968; and through its planned acquisition of Commercial Bancorp of Wyoming, the parent of Farmers State Bank, a Federal Reserve member bank that has provided private and corporate banking services to its community since 1915. Together, these businesses will position AtlasClear to deliver a vertically integrated suite of brokerage, clearing, risk management, regulatory reporting, and commercial banking solutions. The AtlasClear leadership team includes respected industry veterans who have founded and led companies such as ICE Clear, Legent Clearing, COR Clearing, Axos Clearing, NexTrade, StoneX, and Anderen Bank.

About LocBox

LocBox is a web-based stock loan inventory management platform with a corresponding API. LocBox empowers entities to monetize their Hard-To-Borrow inventory by making it available to short sellers in need of Legal Compliant Locates and Preborrows. By providing traders with reliable and verifiable locates, LocBox ensures short sale executions with full compliance, reducing settlement risks and eliminating the possibility of naked short selling. The PreBorrow is the simple solution for the age old problem of Naked Short Selling. This creates a transparent and efficient market, giving traders confidence that their short positions are backed by legitimate inventory.

Cautionary Statements Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect AtlasClear Holdings’ current views with respect to, among other things, the future operations and financial performance of AtlasClear Holdings. Forward-looking statements in this communication may be identified by the use of words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "foreseeable," "future," "intend," "may," "outlook," "plan," "potential," "proposed," "predict," "project," "seek," "should," "target," "trends," "will," "would" and similar terms and phrases. Forward-looking statements contained in this communication include, but are not limited to, statements as to (i) the Company’s expectations regarding planned future growth and financial results, (ii) AtlasClear Holdings’ expectations regarding future financings, (iii) AtlasClear Holdings’ expectations as to future operational results, (v) AtlasClear Holdings’ anticipated growth strategy, including its planned acquisition of Commercial Bancorp of Wyoming and its planned release of a digital asset loan platform , and (v) the financial technology of AtlasClear Holdings.

The forward-looking statements contained in this communication are based on the current expectations of AtlasClear Holdings and its management and are subject to risks and uncertainties. No assurance can be given that future developments affecting AtlasClear Holdings will be those that are anticipated. Actual results may differ materially from current expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the control of AtlasClear Holdings. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward- looking statements. Factors that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them.

Such factors include, but are not limited to: the Company’s need to raise additional capital; failure of the Company to realize the anticipated benefits of any additional investments of capital, such as achieving profitability, delivering the capital needed for its proposed bank acquisition upon approval, solidifying its capital foundation, reducing potential dilution, and positioning the Company to maximize long-term stockholder value; failure by AtlasClear Holdings to satisfy the closing conditions to any investments of capital, including receipt of stockholder approval; AtlasClear’s inability to successfully integrate, and/or realize the anticipated benefits of, the acquisition of Wilson-Davis and the technology acquired from Pacsquare Technologies LLC (the "Transaction"); failure to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of AtlasClear Holdings to maintain relationships with customers and suppliers and strategic alliance third parties, and to retain its management and key employees; AtlasClear Holdings’ inability to integrate, and to realize the benefits of, the Transaction and other potential acquisitions; changes in general economic or political conditions; changes in the markets that AtlasClear Holdings targets; slowdowns in securities or digital asset trading or shifting demand for trading, clearing and settling financial products; any change in laws applicable to AtlasClear Holdings or any regulatory or judicial interpretation thereof; factors that may cause a delay in timely filing the transition report described herein; the risk that additional or different information may become known prior to the expected filing of the transition report, and other factors, risks and uncertainties, including those that were included under the heading "Risk Factors" in AtlasClear Holdings’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 29 and in its subsequent filings with the SEC. AtlasClear Holdings cautions that the foregoing list of factors is not exhaustive. Any forward-looking statement made in this communication speaks only as of the date hereof. Plans, intentions or expectations disclosed in forward-looking statements may not be achieved and no one should place undue reliance on such forward-looking statements. AtlasClear Holdings does not undertake any obligation to update, revise or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Company Contact

AtlasClearIR@atlasclear.com

Investor Relations Contact

Jeff Ramson, CEO

PCG Advisory, Inc.

jramson@pcgadvisory.com